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SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED OCTOBER 28, 2002
(TO PROSPECTUS DATED SEPTEMBER 19, 2002)

                         WASHINGTON MUTUAL MSC MORTGAGE
                   PASS-THROUGH CERTIFICATES, SERIES 2002-MS7

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.

                         DEPOSITOR AND MASTER SERVICER

                                  $763,460,435
                                 (APPROXIMATE)

    In the yield table at the bottom of page S-57 pertaining to the Class II-A-4 Certificates, the LIBOR rate set forth as 5.830% in the left-hand column is amended and restated to read 4.830%.


                The date of this Supplement is November 6, 2002.